Exhibit 99.2

Combined Financial Statements

Spartan Treating

September 30, 2020 and 2019

Spartan Treating

COMBINED BALANCE SHEETS

September 30,

Unaudited

(in thousands)

	2021	2020
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$174	$823
Accounts receivable	3,867	4,009
Inventories	1,269	625
Deferred installation costs	203	372
Other current assets	701	208

Total current assets	6,214	6,037
PROPERTY AND EQUIPMENT, net	60,234	49,643
DEFERRED INSTALLATION COSTS	186	239
DEFERRED FINANCING COSTS, net	696	241

Total assets	$67,330	$56,160

LIABILITIES AND PARTNERS’ CAPITAL
CURRENT LIABILITIES
Accounts payable	$2,956	$2,340
Deferred installation revenues	761	741
Other current liabilities	1,448	791

Total current liabilities	5,165	3,872

DEFERRED INSTALLATION REVENUES	254	209
DEFERRED OFFICE LEASE CREDIT	—	26
LONG-TERM DEBT	29,500	14,835

PARTNERS’ CAPITAL	32,411	37,218

Total liabilities and partners’ capital	$67,330	$56,160

The accompanying notes are an integral part of these combined financial statements.

Spartan Treating

COMBINED STATEMENTS OF OPERATIONS

Nine Months ended September 30,

Unaudited

(in thousands)

	2021	2020
Revenues:
Contract services	$9,202	$13,537
Equipment rentals	11,838	10,041
After-market services	712	1,333
Equipment and parts sales	7	15

Total revenue	21,759	24,926
Operating costs and expenses:
Contract services	4,761	5,774
Equipment rentals	725	973
After-market services	333	886
Equipment and parts sales	6	11
Depreciation and amortization	3,337	3,394
Sales, general and administrative expenses	3,437	4,446
Gain on sale of assets	(211)	(244)

Total operating costs and expenses	12,388	15,240

Operating income	9,371	9,686
Other expenses:
Interest and other expense	798	611
Gain on extinguishment of debt	(835)	—
Margin tax	50	41
Foreign withholding tax	754	724

Total other expenses	767	1,376

Net income	$8,604	$8,310

The accompanying notes are an integral part of these combined financial statements.

Spartan Treating

COMBINED STATEMENT OF CHANGES IN PARTNERS’ CAPITAL

For the Nine Months Ended September 30,

Unaudited

(in thousands)

Balance, December 31, 2019	$34,949
Distributions	(6,044)
Translation gain	3
Net income	8,310

Balance, September 30, 2020	$37,218

Balance, December 31, 2020	$39,478
Distributions	(15,674)
Translation gain	3
Net income	8,604

Balance September 30, 2021	$32,411

The accompanying notes are an integral part of these combined financial statements.

Spartan Treating

COMBINED STATEMENTS OF CASH FLOWS

Nine Months ended September 30,

Unaudited

(in thousands)

	2021	2020
Cash flows from operating activities:
Net income	$8,604	$8,310
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	3,337	3,394
Gain on sale of fixed assets	(211)	(244)
Changes in assets and liabilities:
Investments	—	2
Accounts receivable	(295)	(243)
Inventories	(64)	33
Deferred installation costs	7	195
Other current assets	(382)	257
Accounts payable	138	(459)
Deferred office lease credit	(19)	(23)
Deferred installation revenues	640	144
Other current liabilities	1,277	518
Translation loss	3	3

Net cash provided by operating activities	13,035	11,887

Cash flows from investing activities:
Purchases of fixed assets	(1,513)	(497)
Proceeds from sale of fixed assets	408	335

Net cash used in investing activities	(1,105)	(162)

Cash flows from financing activities:
Cash distributions	(15,674)	(6,044)
Proceeds from borrowings	39,000	7,335
Repayment of borrowings	(34,835)	(13,500)
Debt financing costs	(867)	—

Net cash used in financing activities	(12,376)	(12,209)

Net decrease in cash and cash equivalents	(446)	(484)
Cash and cash equivalents, beginning of year	620	1,307

Cash and cash equivalents as of September 30,	$174	$823

Supplemental disclosures of cash flow information:
Cash paid during:
Interest	$641	$677
Margins tax	70	51
Property tax	195	279
Sales tax	864	1,015
Foreign withholding tax	759	749
Other taxes	1	2
Non-cash investing activities:
Accrued capital expenditures	387	31

The accompanying notes are an integral part of these combined financial statements.

Spartan Treating

NOTES TO COMBINED FINANCIAL STATEMENTS

September 30, 2021 and 2020

Unaudited

(Dollars in thousands)

NOTE A - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

The combined financial statements in this report include Spartan Energy Services LLC, Spartan International LLC and Gas Services Manpower LLC which combined are referred to as Treating Holdco. Also included in the combined financial statements are Spartan Operating Company LLC and Spartan Terminals Operating Inc. and including Treating Holdco are referred to as “Spartan Treating”. Spartan Energy Partners LP, a Delaware limited partnership was formed March 5, 2010 and owns 100% of each of the combined companies. Spartan Energy Partners GP LLC owns a general partner interest of approximately 2% of Spartan Energy Partners LP. Spartan Energy Services LLC, Spartan International LLC and Spartan Operating Company LLC are Delaware limited liability companies and Spartan Terminals Operating Inc. is a Delaware corporation. Gas Services Manpower LLC is an Egyptian limited liability company.

The business of Spartan Treating is to provide a variety of natural gas treating services for natural gas producers and midstream companies such as providing equipment for lease or sale, after-market-services, equipment installation services and the operation of equipment which Spartan Treating refers to as contract services. Spartan Treating’s two primary gas treating services provided for customers is for the removal of contaminants from customers gas stream and natural gas cooling to reduce the gas temperature. Spartan Treating maintains a fleet of amine plants ranging in size to treat varying customer gas flow volumes that remove hydrogen sulfide and carbon dioxide to meet pipeline specifications. Additionally. Spartan Treating’s equipment fleet includes natural gas cooling units used to reduce the temperature of natural gas so that it can be further treated, processed or compressed.

Basis of Combined Financial Statement Presentation

The combined financial statements of Spartan Treating have been prepared on the accrual basis using accounting principles generally accepted in the United States of America (“US GAAP”). The combined financial statements of Spartan Treating include the accounts of Spartan Energy Services LLC, Spartan International LLC, Gas Services Manpower LLC, Spartan Operating Company LLC and Spartan Terminals Operating, Inc. All significant intercompany balances and transactions have been eliminated in combination.

Cash and Cash Equivalents

Spartan Treating considers all cash in banks and highly liquid investments with an original maturity of three months or less to be cash and cash equivalents. Spartan Treating will occasionally hold cash deposits in financial institutions that are in excess of federally insured limits. Spartan Treating believes its risk of loss associated with these accounts is remote and no losses have been incurred in the nine months ended September 30, 2021 and 2020.

Revenue Recognition

Revenue is recognized when control of the promised goods or services is transferred to Spartan Treating’s customers, in an amount that reflects the consideration it is entitled to receive in exchange for those goods and services.

Spartan Treating

NOTES TO COMBINED FINANCIAL STATEMENTS

September 30, 2021 and 2020

Unaudited

(Dollars in thousands)

In Spartan Treating’s contract services business there are three components of revenue: equipment installation and commissioning, monthly maintenance and services and end of the contract equipment demobilization and decommissioning. The demobilization and decommissioning is a separate performance obligation under the contract. At the end of the contract term, the customer determines the scope of the demobilization and decommissioning project they will perform, ranging from the entire project to a portion, or electing to have Spartan Treating perform the entire project. As a result, it is difficult to estimate Spartan Treating’s revenue for the demobilization and decommissioning project until the end of the contract term.

Monthly service revenue is recognized over the term of the contract in which monthly services are provided to the customer. Installation and commissioning revenues are billed to the customer during the installation project and are recognized over the term of the contract in which monthly services are provided to the customer. If Spartan Treating performs any portion of the demobilization and decommissioning project, revenue is billed to the customer when the project is completed and revenue is recognized at that time. Therefore, recognition of installation revenues and costs on a straight-line basis over the term of the contract results in balances on Spartan Treating’s combined balance sheets called deferred installation revenues and the related deferred installation costs during the recognition period.

For Spartan Treating’s equipment rental business, revenue is recognized monthly over the term of the equipment rental contract. Any ancillary services not included in the rental contract requested by the customer, such as equipment delivery, commissioning, decommissioning and redelivery, are recognized at the time the service is provided to the customer.

Spartan Treating’s after-market-services business is primarily providing customers equipment repair services for equipment rented to customers. Revenue is recognized at the time the service is provided to the customer.

Equipment and parts sales revenues are recognized at the time delivery is made and title passes to the customer.

Spartan Treating entered into its first international rental agreement in 2015 with a customer located in Chile for the rental of three amine plants and associated ancillary equipment. In 2018, Spartan Treating entered into a second rental agreement with an Egyptian customer for the rental of an amine plant and natural gas compression equipment. Spartan Treating also entered into a service agreement with the Egyptian customer to operate and maintain the rental equipment requiring Spartan Treating to establish an Egyptian legal entity, Gas Services Manpower LLC. Spartan Treating entered its third international rental contract with a customer located in Argentina in 2019 for the rental of two amine plants. All rental revenues are remitted to Spartan Treating’s bank account located in the Unites States in US dollars. The Egyptian services contract is paid in Egyptian Pounds and used for local operating expenses. Below is a schedule of revenues by country for the nine months ended September 30, 2021 and 2020.

	2021	2020
United States	$16,935	$20,086
Argentina	1,186	1,330
Chile	270	407
Egypt	3,368	3,103

International total	4,824	4,840

Total revenue	$21,759	$24,926

Spartan Treating

NOTES TO COMBINED FINANCIAL STATEMENTS - CONTINUED

September 30, 2021 and 2020

Unaudited

(Dollars in thousands)

Inventories

Spartan Treating’s inventory consists of field equipment and parts that are valued at the lower of cost or market utilizing the first-in, first-out method of inventory valuation.

Property and Equipment

Property and equipment includes gas treating facilities and associated field equipment, vehicles, furniture, computer hardware and software, as well as field service equipment under various stages of construction. Costs for assets under construction by third parties are accumulated in property and equipment during construction without depreciation. At completion, the asset is moved into the appropriate category and depreciation begins. All purchases are analyzed by management to determine whether capitalization is appropriate.

Spartan Treating records depreciation using the straight-line method over the estimated useful life of the asset. At Spartan Treating’s inception, management considered the highly corrosive conditions its amine plants and production equipment would be used to treat natural gas and established a 10-year life and 20% salvage value for amine plants and 5-year to 10-year lives with 0% to 20% salvage values for production equipment. In early 2020 management reevaluated its depreciation policy for amine plants and production equipment taking into consideration lower than expected maintenance capital and operating expense with continued high equipment reliability during the first eight years of operations and determined it appropriate to extend depreciable lives for amine plants and production equipment. The deprecation lives for amine plants were extended to 25-years with no salvage value and lives for production equipment were extended ranging from 15-years to 25-years with no salvage value. The impact of this change for the nine months ended September 30, 2020 reduced depreciation expense $5.3 million.

Spartan Treating’s asset lives are generally as follows:

Years
Amine plants	25 years
Production equipment	15 - 25 years
Vehicles	3 years
Office furniture and fixtures	3 years
Computer software and hardware	3 - 5 years

Fair Value of Financial Instruments

Spartan Treating’s financial instruments include cash, receivables and payables. At September 30, 2021 and 2020, the estimated fair value of these financial instruments approximated their carrying value as reflected in Spartan Treating’s combined balance sheets.

Spartan Treating

NOTES TO COMBINED FINANCIAL STATEMENTS - CONTINUED

September 30, 2021 and 2020

Unaudited

(Dollars in thousands)

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the combined financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates and assumptions that impact these combined financial statements relate to, among other things, useful lives of Spartan Treating’s property and equipment, accruals for operating costs and progress on construction projects and installation projects and the allocation of purchase price of the Spartan Treating’s acquired assets.

Taxes

Spartan Treating is included in Spartan Energy Partners LP’s partnership tax return and is not subject to federal income tax, because taxation is imposed at the partner level.

Spartan Treating is subject to certain state level taxes and have recorded such amounts in other expense in the combined statement of operations. In 2006, the State of Texas enacted legislation for a Texas margin tax, which restructured the state business tax to a tax using an income-based formula. Spartan Treating’s margins tax expense was $50 and $41 for the nine months ended September 30, 2021 and 2020 respectively and is reflected in margin tax.

Spartan International LLC leases equipment to customers located in Argentina, Chile and Egypt, and related monthly lease payments made by the customers to Spartan International LLC are subject to foreign withholding tax. The withholding tax rates in effect for Argentina, Chile and Egypt are 14.00%, 1.75% and 20.00%, respectively. Withholding tax is reflected as foreign withholding tax and Spartan Treating’s expense was $754 and $724 for the nine months ended September 30, 2021 and 2020, respectively.

Spartan Treating applies the provisions of Accounting Standards Codification (“ASC”) 740, Income Taxes. As required by the uncertain tax position guidance in ASC 740, Spartan Treating recognizes the financial statement benefit of a tax position only after determining that the relevant tax authority would more likely than not sustain the position following an audit. For tax positions meeting the more-likely-than-not threshold, the amount recognized in the combined financial statements is the benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the relevant tax authority. There were no uncertain tax positions recognized for the period ended September 30, 2021 and 2020.

New Accounting Pronouncements

Recently Issued Accounting Pronouncements Not Yet Adopted

In February 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2016-2, Leases (Topic 842). This update establishes a comprehensive lease standard for all industries. The new standard requires lessees to recognize a right of use asset and a lease liability for virtually all leases, other than leases that meet the definition of a short-term lease. The standard is effective for interim and annual reporting periods beginning after December 15, 2022. Spartan Treating is currently evaluating what impact, if any, the adoption of this ASU will have on its financial condition, results of operations, cash flows or financial disclosures.

In June 2016, the FASB issued ASC 2016-13, “Financial Instruments – Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments.” This update requires timelier recording of credit losses on financial assets measured at amortized cost basis (including, but not limited to loans), net investments in leases recognized as lessor and off-balance sheet credit exposures. ASU 2016-13

Spartan Treating

NOTES TO COMBINED FINANCIAL STATEMENTS - CONTINUED

September 30, 2021 and 2020

Unaudited

(Dollars in thousands)

eliminates the probable initial recognition threshold under the current incurred loss methodology for recognizing credit losses. Instead, it requires the measurement of all expected credit losses for financial assets held at the reporting date based on historical experience, current conditions, and reasonable and supportable forecasts. In November 2018, the FASB issued Accounting Standards Update (“ASU”) No. 2018-19, Codification Improvements to Topic 326, Financial Instruments – Credit Losses” to clarify the amendments to scope, transition and effective date requirements, and to expedite the improvements of ASU 2016-13. This guidance is effective for fiscal years beginning December 15, 2023, and interim periods within those fiscal years. Spartan Treating is currently evaluating what impact, if any, the adoption of this ASU will have on its financial condition, results of operations, cash flows or financial disclosures.

Concentration of Credit Risk

Management closely monitors credit exposure for potential doubtful accounts. Bad debt expense is recognized at the time an account is deemed uncollectible. A receivable will be written-off in the event a customer files for bankruptcy protection or the account is turned over for collection and the collector deems the account uncollectible.

As of September 30, 2021, two customers had balances greater than 10% and accounted for 33% of outstanding accounts receivable. As of September 30, 2020 one customer had a balance greater than 10% and accounted for 26% of outstanding accounts receivable. For the nine months ended September 30, 2021, five customers accounted for approximately 56% of total revenue and for the nine months ended September 30, 2020, six customers accounted for 54% of total revenue.

NOTE B - PROPERTY AND EQUIPMENT

Property and equipment at September 30, 2021 and 2020 consisted of the following:

	2021	2020
Treating and production equipment	$110,784	$98,129
Vehicles, furniture, hardware and software	1,297	1,192
Equipment construction in progress	660	1,201

	112,741	100,522
Less accumulated depreciation	(52,507)	(50,879)

Net property and equipment	$60,234	$49,643

NOTE C - REVOLVING CREDIT FACILITY

In September 2012, Spartan Energy Services LLC entered into a three-year $35 million revolving credit agreement. The agreement allowed that up to $5 million of the facility is available for the issuance of letters of credit. Borrowings under this agreement will bear interest at an annual rate, as elected by the Spartan Energy Services LLC, of either: a) the greater of the (i) prime rate, (ii) federal funds effective rate plus 0.5%, or (iii) one-month Eurodollar deposits rate plus 1%, plus an additional annual interest rate margin ranging from 1.5% to 2.5%; or (b) the Eurodollar one, two, three or six-month deposits rate, plus an additional annual interest rate margin ranging from 2.5% to 3.5% depending upon the amount of borrowings under the revolver. Undrawn commitment bears interest at an annual rate of 0.5%.

Spartan Treating

NOTES TO COMBINED FINANCIAL STATEMENTS - CONTINUED

September 30, 2021 and 2020

Unaudited

(Dollars in thousands)

In May 2015, Spartan Energy Services LLC amended the revolving credit agreement and extended the maturity through September 2016. The amended agreement allowed Spartan Energy Services LLC to transfer certain assets to Spartan International LLC, an unrestricted subsidiary, for lease to a customer located in Chile. In addition, the borrowing rates were amended to bear an annual rate, as elected by Spartan Energy Services LLC, of either: (a) the greater of the (i) prime rate, (ii) federal funds effective rate plus 0.5%, or (iii) one-month Eurodollar deposits rate plus 1%, plus an additional annual interest rate margin ranging from 1.25% to 2.25; or (b) the Eurodollar one, two, three or six-month deposits rate plus an additional annual interest rate margin ranging from 2.25% to 3.25% depending upon the amount of borrowings under the revolver.

In July 2016, Spartan Energy Services LLC amended the revolving credit agreement extending the maturity through September 2018 and amended the borrowing rates to bear an annual rate as elected by Spartan Energy Services LLC, of either: (a) the greater of the (i) prime rate, (ii) federal funds effective rate plus 0.5%, or (iii) one-month Eurodollar deposits rate plus 1% plus an additional annual interest rate margin ranging from 1.75% to 2.75%; or (b) the Eurodollar one, two, three or six-month deposits rate plus an additional annual interest rate margin ranging from 2.75% to 3.75% depending upon the amount of borrowings under the revolver. In addition, the amendment requires Spartan Energy Services LLC to repay revolver borrowings and in certain circumstances collateralize letters of credit with cash balances exceeding $2.5 million.

In June 2017, Spartan Energy Services LLC received consent from the lenders of the revolving credit agreement allowing Spartan Energy Services LLC to distribute $14 million to its partners and in July 2017, Spartan Energy Services LLC amended the revolving credit agreement allowing Spartan Energy Services LLC to transfer certain assets to Spartan International LLC for lease to a customer located in Egypt.

In April 2018, Spartan Energy Services LLC amended the revolving credit agreement extending the maturity through September 2019.

In March 2019, Spartan Energy Services LLC amended the revolving credit agreement, increasing the facility to $50 million and extending the maturity through February 2022. In addition, the amendment allows Spartan Energy Services LLC to transfer up to $10 million of assets to Spartan International LLC annually and make distributions to its partners as long as Spartan Energy Services LLC’s debt to EBITDA ratio remains below 2.0 times.

On January 29, 2021 Spartan Energy Services LLC entered into a new three-year $55 million Asset Backed Loan (ABL) facility and terminated its existing $ 50 million revolving credit agreement.

The new facility allows for up to $5 million to be used for the issuance of letters of credit. Borrowings bear interest at an annual rate as elected by Spartan Energy Services LLC of either: (a) the Eurodollar one, two, three or six month deposits rate with a floor of 0.25% , plus an additional annual interest rate margin ranging from 2.5 % to 3% depending on the current leverage ratio (b) the greater of (i) prime rate, (ii) federal funds rate plus 0.5%, or (iii) Eurodollar rate for one month plus 1%, plus an additional annual interest margin of 1.5% to 2% depending on the current leverage ratio. Unutilized commitments bear the interest rate of 0.5% if the unutilized commitments are greater than $27.5 million and 0.25% otherwise.

The agreement contains two maintenance covenants: (a) leverage ratio of EBITDA to debt not to exceed 3.25 times through December 31, 2021, then 2.75 times through December 31, 2022 and 2.5 times thereafter (b) fixed charge coverage ratio of adjusted EBITDA to fixed charges consisting of interest, scheduled debt repayments and distributions of at least 1.1 to 1.0.    Additionally, the available amount of

Spartan Treating

NOTES TO COMBINED FINANCIAL STATEMENTS - CONTINUED

September 30, 2021 and 2020

Unaudited

(Dollars in thousands)

the facility is subject to a borrowing base calculation which consists of three components; (a) 85% of eligible accounts receivable which excludes amounts past due by more than 60 days and receivables with foreign customers and, (b) 50% of eligible inventory which excludes inventory located in foreign locations and (c) the lessor of the 80% of the appraised value and 100% of the net book value of operating equipment.

Spartan Energy Services LLC is required to grant the lenders perfected first priority liens and security interests in the (a) physical assets located in the US (b) other personal property including accounts receivable, inventory, contracts and intangible assets

Spartan Energy Services LLC had outstanding borrowings as of September 30, 2021 of $29.5 million, and no outstanding letters of credits under its revolving credit facility. At September 30, 2021, Spartan Treating had $25.5 million of undrawn capacity under the revolving credit facility. As of September 30, 2020 Spartan Treating had $36 million of undrawn capacity under the revolving credit facility. The average borrowing rate for the nine months ended September 2021 was 3.3% on an average daily balance of $32.9 million.

The credit agreement contains covenants restricting, among other things, Spartan Energy Services LLC‘s ability to make certain distributions, enter into mergers, acquisitions or other investments or to sell assets except by meeting certain conditions, and restrict the ability to incur indebtedness, liens or changes in the business as well as affiliate transactions. As of September 30, 2021 and 2020 Spartan Energy Services LLC was in compliance with all covenants.

Certain costs, such as legal fees and bank fees, were incurred in connection with the placement of the new credit agreement and were recorded as a deferred or long-lived asset on Spartan Treating’s combined balance sheet. The costs incurred for the new credit facility totaled $891. This balance is amortized over the life of the agreement and amortization expense for the new credit facility for the nine months ended September 30 2021 were $195. Amortization costs for the terminated credit facility were $128 for the nine months ended September 30, 2020 and the remaining $198 of unamortized costs were expensed in January 2021.

NOTE D - PAYROLL PROTECTION PROGRAM LOAN

The Coronavirus Aid, Relief, and Economic security (CARES) Act of 2020 established the Payroll Protection Program to provide economic assistance to employers allowing them to retain employees during the economic downturn caused by the novel coronavirus (“COVID-19”) pandemic. Spartan Treating applied and received a loan on April 18, 2020 in the amount of $835. The loan was scheduled to mature April 18, 2022 and bear interest at 1%. Under the terms of the loan program a portion of the loan may be forgiven if used for continued payroll, rent and utility costs.    Spartan Treating completed its submission for the forgiveness of its $835 PPP loan in June 2021 and on July 20, 2021 BMO Harris Bank notified Spartan Treating that the Small Business Administration had remitted funds to BMO Harris Bank to fully repay Spartan Treating’s PPP loan and Spartan Treating’s $835 PPP loan had been fully forgiven.

NOTE E - FAIR-VALUE DISCLOSURES

ASC Topic 820 defines fair value, establishes a framework for measuring fair value, establishes a fair-value hierarchy based on the quality of inputs used to measure fair value and enhances disclosure requirements for fair-value measurements.

ASC Topic 820 establishes a three-level valuation hierarchy for disclosure of fair-value measurements. The valuation hierarchy categorizes assets and liabilities at fair value into one of three different levels depending on the observability of the inputs employed in the measurement.

Spartan Treating

NOTES TO COMBINED FINANCIAL STATEMENTS - CONTINUED

September 30, 2021 and 2020

Unaudited

(Dollars in thousands)

The three levels are defined as follows:

•	Level 1	—	Inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets;

•	Level 2	—	Inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument; and

•	Level 3	—	Inputs to the valuation methodology are unobservable and significant to the fair-value measurement.

Cash, investments, receivables and payables—The carrying amount of cash, investments, receivables and payables are estimated to approximate their fair values due to the short maturities of these instruments.

NOTE F - COMMITMENTS AND CONTINGENCIES

Lease Commitments

Spartan Treating is party to several operating leases as of September 30, 2021 and 2020, consisting of properties leased for the purpose of storing equipment (remaining terms of commitment ranging from 1 month to 6 months as of September 30, 2021), production equipment leases (remaining terms of commitment ranging from 1 month to 13 months as of September 30, 2021) as well as an office lease for Spartan Treating in The Woodlands, Texas. The office lease is for 12,222 square feet of office space and originally ran for a term of seven years and six months from January 1, 2014 through June 30, 2021 and was modified and became month to month effective July 1, 2021 at a reduced monthly rate. Lease expense for Spartan Treating was $1,726 for the nine months ending September 30, 2021 and $2,288 for the nine months ended September 30, 2020. Future annual minimum lease amounts payable under these lease commitments as of September 30, 2021 are as follows:

2021	$429
2022	644
2023	0
Thereafter	0

Total	$1,073

Litigation

Spartan Treating is currently party to one legal proceeding related to an auto accident involving one of its employees. The accident occurred in 2018 and the lawsuit was filed in 2020 and is expected to be settled within the limits of Spartan Treating’s insurance policies.

NOTE G - TRANSACTIONS WITH RELATED PARTIES

Spartan Energy Partners GP LLC is owned by the limited partners of Spartan Energy Partners LP.    Spartan Energy Partners GP LLC has no operations other than to act as the general partner of Spartan Energy Partners LP.

Spartan Treating

NOTES TO COMBINED FINANCIAL STATEMENTS - CONTINUED

September 30, 2021 and 2020

Unaudited

(Dollars in thousands)

Spartan Energy Partners GP LLC is entitled to receive a management fee of 2% of Spartan Energy Partners LP’s combined income before depreciation, interest and taxes. Spartan Treating is obligated to reimburse Spartan Energy Partners LP for a portion of the management fee based on the percentage of time spent managing Spartan Treating. For the periods ended September 30, 2021 and 2020, Spartan Treating recorded expense of $61 and $235 respectively for this management fee.

At September 30, 2021 and 2020, Spartan Treating had outstanding payables to Spartan Energy Partners LP of $23 and $71, respectively.

NOTE H - SUBSEQUENT EVENTS

Spartan Treating evaluated its September 30, 2021 financial statements for subsequent events through January 14, 2022, the date the financials were available to be issued.

On November 10, 2021 CSI Compressco acquired Spartan Treating from Spartan Energy Partners LP in an all equity transaction. CSI Compressco issued Spartan Energy Partners LP 48.4 million common units and assumed approximately $32.5 million of Spartan Treating’s debt. Additionally. Spartan Energy Partners LP who owns CSI Compressco’s General Partner agreed to eliminate the General Partners’ Incentive Distribution Rights.

In connection with CSI’s acquisition, Spartan Treating amended their ABL credit facility by increasing commitments from $ 55 million to $70 million. The Eurodollar loan borrowing option was replaced with the Bloomberg Short-Term Bank Yield Index (BSBY) with a floor of 0.25%, plus an additional annual interest rate margin ranging from 2.5% to 3% depending on the current leverage ratio. The maintenance coverage, leverage of EBITDA to debt was modified for the period January 31, 2022 through June 30, 2022 from 2.75 times to 3 times and 2.75 times through December 31, 2022 and 2.5 times thereafter.

Additionally, on November 10, 2021 Spartan Energy Services LLC entered into a sale and lease back agreement with CSI purchasing 25 natural gas compressors from CSI Leasing LLC for $ 24.4 million and leasing the natural gas compressors units to CSI Operating LLC. The monthly lease rate charged by Spartan Energy Services LLC to CSI Operating is $339.